CREDIT AGREEMENT

This Credit Agreement ("Agreement") is made and entered into on August 14, 2000, 2000, by and between Full Moon Interactive, Inc., a Delaware Corporation, Full Moon Interactive Group, Inc., a California corporation, Devries Data System, Inc., a Delaware corporation, Image Network, Inc., a California corporation, Orrell Communications, Inc., a California corporation (individually referred to herein as "Co-Borrower" and collectively referred to herein as "Borrower") and Grand Pacific Financing Corp., a California corporation, ("Lender").

Subject to the terms and conditions of this Agreement, any security agreements) executed by Borrower in favor of Lender, or any other agreements executed in conjunction therewith (collectively, the "Loan Documents"), Lender shall make the loans and or advances (individually a "Loan" and collectively "Loans") referred to below to Borrower.

In consideration of mutual covenants and conditions hereof, the parties hereto agree as follows:

1.       AMOUNT AND TERMS OF CREDIT
1.01     ASSET BASED LINE OF CREDIT COMMITMENT (ABL LINE OF CREDIT)

(a) LINE OF CREDIT - ACCOUNTS RECEIVABLE BORROWING BASE CONSTRAINED. Subject to all the terms and conditions of this Agreement, provided that no event of default then has occurred and is continuing, Lender shall upon Borrower's request, make advances ("ABL Loans") to Borrower, from time to time and in such amounts as Borrower shall request up to an aggregate principal amount outstanding not to exceed:

         The lesser of: (1) seventy percent (70%) of Eligible Accounts with balances less than 30 days from invoice date plus thirty-five percent (35%) of Eligible Accounts with balances over 30 days but less than 60 days from invoice date plus fifteen percent (15%) of Eligible Accounts with balances over 60 days from invoice date; or (2) $1,500,000. Such Eligible Accounts may be adjusted from time to time as provided for under Section 4.14 hereof (the "Borrowing Base") and in no event more than $1,500,000 (the "ABL Line of Credit').

         If at any time or for any reason, the outstanding principal amount of the ABL Loan Account (as defined below) is greater than the lesser of: (x) the Borrowing Base or (y) the ABL Line of Credit, Borrower shall immediately pay to Lender, in cash, the amount of such excess. Any commitment of Lender, pursuant to the terms of this Agreement, to make ABL Loans shall expire on the ABL Maturity Date (as hereinafter defined), subject to Lender's right to renew said commitment in its sole and absolute discretion at Borrowers request. Any such renewal of said commitment shall not be binding upon Lender unless it is in writing and signed by an officer of Lender. Provided that no Event of Default (as hereinafter defined) has occurred and is continuing, all or any portion of the ABL Loans advanced by Lender which are repaid by Borrower shall be available for reborrowing in accordance with the terms hereof. Borrower promises to pay to Lender the entire outstanding unpaid principal balance (and all accrued unpaid interest thereon) of the ABL Loan Account on the earlier of: (1) February 11, 2001; (2) upon Borrower's successful initial public offering of its equity securities; (3) upon Borrower's liquidation, dissolution, merger or consolidation or commencement of any proceedings thereof; or (4) upon Borrower's equity or debt financing in excess of $5,000,000.

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(b)      LIMITATION ON ADVANCE OF ANY ABL LOANS. Notwithstanding any of the
provisions contained in Section 1.01 (a) hereof, prior to any advance of a ABL Loan, a representative of Lender shall have conducted an audit of Borrower's books and records relating to the Accounts and any other Collateral for the ABL Loans and made extracts therefrom, and arranged for verification of the Accounts, directly with the account debtors or otherwise, and with results satisfactory to Lender, the cost of such audit of which shall be at Borrower's sole expense. Based on Lender's review of such audit, and prior to the advance of an ABL Loan in accordance with the terms hereof, if such audit reflects a material adverse change relating to the Accounts, Lender may adjust the Borrowing Base percentage, in its sole and reasonable discretion, as provided for under Section 4.14 hereof.

(c) LOAN LEDGER ACCOUNT. The amount of each ABL Loan made by Lender to Borrower hereunder shall be debited to the loan ledger account of Borrower maintained by Lender for the ABL Line of Credit (herein called the "ABL Loan Account") and Lender shall credit the ABL Loan Account with all loan repayments in respect thereof made by Borrower. The proceeds of the ABL Loans may only be used by Borrower for general corporate purposes.

(d) ABL LOANS INTEREST. Each Co-Borrower, jointly and severally, further promises to pay to Lender from the date of the advance of the initial ABL Loan through the ABL Maturity Date, on end of each month, interest on the unpaid balance of the ABL Loan Account at a rate of interest equal to one percent (1%) per annum in excess of the prime rate of interest published by the WALL STREET JOURNAL from time to time (the "Prime Rate"). Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance of the ABL Loans are outstanding divided by 360, which shall for interest computation purposes be considered one (1) year.

(e) APPLICATION OF RECEIPTS. All sums received by Lender, whether from Borrower or from Borrower's account debtors shall be applied to the outstanding ABL Loan balance immediately upon receipt thereof by the Lender. The Borrower will be charged, on a monthly basis, for the uncollected balance fees.

(f) CERTAIN DEFINITIONS. As used herein the following terms shall have the following meanings:


         "Accounts" means any right to payment for goods sold or leased, or rented, or to be sold or to be leased, or to be rented, or for services rendered or to be rendered no matter how evidenced, including accounts receivable, contract rights, chattel paper, instruments, purchase orders, notes, drafts, acceptances, general intangibles and other forms of obligations and receivables.

         "Collateral" means any and all property of Borrower which is assigned or hereafter is assigned to Lender as security or in which Lender now has or hereafter acquires a security interest.

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         "Eligible Accounts" Eligible Accounts shall only include such accounts as Lender in its sole discretion shall determine are eligible from time to time. "Eligible Accounts" shall NOT include any of the following:

         (1) All Accounts under which payment is not received within 90 days from any invoice date.

         (2) All Accounts against which the account debtor or any other person obligated to make payment thereon asserts any defense, offset, counterclaim or other right to avoid or reduce the liability represented by the Account.

         (3) Any Accounts if the account debtor or any other person liable in connection therewith is insolvent, subject to bankruptcy or receivership proceedings or has made an assignment for the benefit of creditors or whose credit standing is unacceptable to Lender and Lender has so notified Borrower.

         (4)  Account balances over 90 days from invoice date.

         (5)  Credit balances greater than 90 days from invoice date.

         (6) Accounts due from a debtor if 25% or more of the aggregate amount of accounts of such debtor have at that time remained unpaid for more then 90 days from invoice date.

         (7) For accounts representing more than 15% of Borrower's total accounts receivable, the balance in excess of the 15% is not eligible. However, the Lender may deem, in its sole discretion, the entire amount, or any portion thereof, eligible.

         (8) Accounts with respect to international transactions unless insured by an insurance company acceptable to the Lender or covered by letters of credit issued or confirmed by a Lender acceptable to the Lender. Lender, in its sole discretion, may deem as eligible amounts due from major, publicly owned foreign companies.

         (9) Accounts with respect to which the account debtor is an officer, director, shareholder, employee, subsidiary or affiliate of Borrower.

         (10) Accounts where the account debtor is a seller to Borrower, whereby a potential offset (contra) exists.

         (11) Consignment or guaranteed sales.

         (12) Bill and hold accounts.

         (13) Collection accounts.

         (14) C.O.D. accounts.

         (15) Salesmen's accounts for promotional purposes.

         (16) All United States Government receivables, unless formally assigned to the Lender.

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         (17) Accounts representing billings for service or maintenance contracts or for inventory or equipment on rent to the account debtor.

         (18) Deferred revenues.

         (19) Pre-billings.

(g) REQUESTS FOR ABL LOANS. Requests for ABL Loans hereunder shall be in writing duly executed by Borrower in a form satisfactory to Lender, shall be delivered to Lender not less than five (5) days prior to desired distribution date and shall contain a certification setting forth the matters referred to in
Section 1 which shall disclose that Borrower is entitled to the amount of loan being requested. Each ABL Loan request shall be a minimum of two hundred thousand dollars ($200,000).

(h) LATE CHARGE. If any installment payment, interest payment, principal payment or principal balance due under the ABL Line of Credit is delinquent ten
(10) or more days, Borrower agrees to pay Lender a late charge in the amount of five percent (5%) of the payment so due and unpaid, in addition to the payment; but nothing in this paragraph is to be construed as any obligation on the part of the Lender to accept payment of any payment past due or less than the total unpaid principal balance after maturity. All payments, at Lender's sole discretion, shall be applied first to any late charges owing, then to interest and the remainder, if any, to principal.

(i) DEFAULT RATE. If an Event of Default occurs hereunder, then during the continuance thereof at the Lender's option, the interest rate shall be five percent (5%) per year in excess of the rate otherwise applicable.

(j) INTEREST CALCULATIONS. The term "Prime Rate" shall mean the rate that the Wall Street Journal, or its successor, has published as the prime lending rate, which shall vary concurrently with any change in the Prime Rate. Interest based on the Prime Rate shall vary concurrently with any change in the Prime Rate. All interest shall be computed at the rate specified in any note on the basis of the actual number of days during which the principal balance of the corresponding Loans are outstanding divided by 360, which shall for interest computation purposes be considered one (1) year.

1.02 LOAN FEE. In addition to any other amounts due, or to become due, concurrent with the execution hereof, in connection with the ABL Line of Credit, Borrower shall pay to Lender a loan fee of Seven Thousand Five Hundred Dollars ($7,500.00).

1.03 DOCUMENTATION FEE, COSTS AND EXPENSES. In addition to any other amounts due, or to become due, concurrently with the execution hereof, each Co-Borrower jointly and severally agrees to reimburse Lender for all reasonable costs and expenses incurred by the Lender in connection with the transactions contemplated herein including Lender's due diligence, the preparation of this Agreement, the other Loan Documents, the perfection of any security interest granted to Lender by Borrower and legal fees.

1.04 COLLATERAL. Borrower shall grant or cause to be granted to Lender a first priority lien on any and all personal property of Borrower, which is assigned or hereafter is assigned to Lender as security or in which Lender now has or hereafter acquires a security interest or pursuant to the terms of any security agreement, or otherwise as security for all of Borrower's obligations to Lender, all as may be subject to Section 5.03 herein.

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2.       REPRESENTATIONS OF BORROWER

Each Co-Borrower represents and warrants that:

2.01 EXISTENCE AND RIGHTS. Each Co-Borrower is a corporation duly organized and existing and in good standing under the laws of the state in which it was incorporated, without limit as to the duration of its existence. Each Co-Borrower is authorized and in good standing to do business in the state of its incorporation; each Co-Borrower has the appropriate powers and adequate authority, rights and franchises to own its property and to carry on its business as now conducted, and is duly qualified and in good standing in each state in which the character of the properties owned by it therein or the conduct of its business makes such qualification necessary; and each Co-Borrower has the power and adequate authority to make and carry out this Agreement, no Co-Borrower has investment in any other business entity, unless specified in writing to Lender.

2.02 AGREEMENT AUTHORIZED. The execution, delivery and performance of this Agreement and the Loan Documents are duly authorized and do not require the consent or approval of any governmental body or other regulatory authority; are not in contravention of or in conflict with any law or regulation or any term or provision of any Co-Borrower's charter/articles of incorporation, by-laws, or similar document as the case may be, and this Agreement is the valid, binding and legally enforceable obligation of each Co-Borrower in accordance with its terms; subject only to bankruptcy, insolvency or similar laws affecting creditors rights generally.

2.03 NO CONFLICT. The execution, delivery and performance of this Agreement and the Loan Documents are not in contravention of or in conflict with any agreement, indenture or undertaking to which any Co-Borrower is a party or by which it or any of its property may be bound or affected, and do not cause any lien, charge or other encumbrance to be created or imposed upon any such property by reason thereof.

2.04 LITIGATION. Except as disclosed in writing to Lender by Borrower, there is no litigation or other proceeding pending or threatened against or affecting any Co-Borrower which if determined adversely to such Co-Borrower or its interest would have a material adverse effect on the financial condition of Borrower, and no Co-Borrower is in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority.

2.05 FINANCIAL CONDITION. The consolidated balance sheet of each Co-Borrower as of 7/31/1999, and the related profit and loss statement for the 12 month period ended as of that date, a copy of which has heretofore been delivered to Lender by each Co-Borrower, and all other statements and data submitted in writing by each Co-Borrower to Lender in connection with this request for credit are true and correct, and said balance sheet fairly presents the financial condition of each Co-Borrower as of the date thereof, and has been prepared in accordance with generally accepted accounting principles on a basis consistently maintained. Since such date there have been no material adverse changes in the financial condition or business of any Co-Borrower. Each

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Co-Borrower has no knowledge of any liabilities, contingent or otherwise, at such date not reflected in said balance sheet, and no Co-Borrower has entered into any special commitments or substantial contracts which are not reflected in said balance sheet, other than in the ordinary and normal course of its business, which may have a materially adverse effect upon its financial condition, operations or business as now conducted.

2.06 TITLE TO ASSETS. Each Co-Borrower has good title to its assets, and the same are not subject to any liens or encumbrances other than those permitted by
Section 5.03 hereof.

2.07 TAX STATUS. Each Co-Borrower has no liability for any delinquent state, local or federal taxes, and, if any Co-Borrower has contracted with any government agency, such Co-Borrower has no liability for renegotiation of profits.

2.08 TRADEMARKS, PATENTS. Each Co-Borrower, as of the date hereof, possesses all necessary trademarks, trade names, copyrights, patents, patent rights, and licenses to conduct its business as now operated, without any known conflict with the valid trademarks, trade names, copyrights, patents and license rights of others.

2.09 REGULATION U. None of the proceeds of any Loan shall be used to purchase or carry margin stock (as defined within Regulation U of the Board of Governors of the Federal Reserve system).

2.10 ERISA. All defined benefit pension plans as defined in the Employees Retirement Income Security Act of 1974, as amended ("ERISA"), of each Co-Borrower meet, as of the date hereof, the minimum funding standards of
Section 302 of ERISA, and no Reportable Event or Prohibited Transaction as defined in ERISA has occurred with respect to any such plan.


3.       CONDITIONS PRECEDENT TO LOAN.

         Prior to Lender being obligated to make any Loan pursuant to this Agreement, Lender must receive all of the following, each of which must be in form and substance satisfactory to Lender:

3.01     FINANCING STATEMENT.  Financing statement executed by each Co-Borrower.

3.02 INSURANCE. Borrower shall have delivered to Lender evidence of insurance coverage required pursuant to that Agreement to Provide Insurance executed by Borrower, in form, substance, amounts, covering risks and issued by companies satisfactory to Lender, and where required by Lender, with loss payable endorsements in favor of Lender.

3.03 ORGANIZATIONAL DOCUMENTS. Copies of the charter/articles of incorporation, or similar document as the case may be, of each Co-Borrower.

3.04 AUTHORIZATIONS. Certified copies of all action taken by each Co-Borrower to authorize the execution, delivery and performance of the Loan Documents.

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3.05     GOOD STANDING. Good standing certificates from the appropriate secretary of state of the state in which each Co-Borrower is organized and in each state in which it is required to be qualified to do business.

3.06 WARRANTS. Borrower to deliver to Lender 3 year warrants to purchase 43,000 shares of Full Moon Interactive, Inc. Common Stock, par value $0.001, at an exercise price of $0.01 per share.

3.07 ADDITIONAL DOCUMENTS. Such other documents as Lender may reasonably deem necessary.

3.08 PROMISSORY NOTE. Original, promissory note in the form attached hereto as EXHIBIT A executed by each Co-Borrower.

4.       AFFIRMATIVE COVENANTS OF BORROWER

Each Co-Borrower agrees that so long as it is indebted to Lender, under borrowings, or other indebtedness, or so long as Lender has any obligation to extend credit to Borrower it will, unless Lender shall otherwise consent in writing:

4.01 RIGHTS AND FACILITIES. Maintain and preserve all rights, franchises and other authority adequate for the conduct of its business; maintain its properties, equipment and facilities in good order and repair; conduct its business in an orderly manner without voluntary interruption and, if a corporation or partnership, maintain and preserve its existence.

4.02 USE OF PROCEEDS. Use the proceeds of the loans only for purposes specified in Section 1 of this Agreement.

4.03 INSURANCE. Maintain public liability, property damage and workers' compensation insurance and insurance on all its insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by similar businesses and/or in the exercise of good business judgment, and as required by that Agreement to Provide Insurance executed by Borrower, with the Lender to be shown as Lenders Loss Payee on such policies.

4.04 TAXES AND OTHER LIABILITIES. Pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and all its other liabilities at any time existing, except to the extent and so long as:

(a) The same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect upon its financial condition or the loss of any right of redemption from any sale thereunder; and

(b) It shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting practice) deemed by it to be adequate with respect thereto.

4.05 RECORDS AND REPORTS. Maintain a standard and modern system of accounting in accordance with generally accepted accounting principles on a basis consistently maintained; permit Lender's representatives to have access to, and to examine its properties, books and records at all reasonable times and upon reasonable notice during normal business hours; and furnish Lender with the following:

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(a)      MONTHLY FINANCIAL STATEMENT. As soon as available, and in any event within thirty (30) days after the close of each month, a balance sheet, profit and loss statement and reconciliation of each Co-Borrower's capital balance accounts as of the close of such period and covering operations for the portion of each Co-Borrower's fiscal year ending on the last day of such period, all in reasonable detail and reasonably acceptable to Lender, in accordance with generally accepted accounting principles on a basis consistently maintained by each Co-Borrower and certified by an appropriate officer of each Co-Borrower.

(b) QUARTERLY FINANCIAL STATEMENT. As soon as available, and in any event within thirty (30) days after the close of each quarter, a balance sheet, profit and loss statement and reconciliation of each Co-Borrower's capital balance accounts as of the close of such period and covering operations for the portion of each Co-Borrower's fiscal year ending on the last day of such period, all in reasonable detail and reasonably acceptable to Lender, in accordance with generally accepted accounting principles on a basis consistently maintained by each Co-Borrower and certified by an appropriate officer of each Co-Borrower.

(c) ANNUAL FINANCIAL STATEMENT. As soon as available, and in any event within ninety (90) days after and as of the close of each fiscal year of each Co-Borrower, a consolidated report of audit of Company, all in reasonable detail, audited by a certified public accountant selected by Borrower and reasonably acceptable to Lender, in accordance with generally accepted accounting principles on a basis consistently maintained by each Co-Borrower and certified by an appropriate officer of each Co-Borrower.

(d) OFFICER'S CERTIFICATE. Within thirty (30) days after the end of each month and within ninety (90) days after the end of each fiscal year of each Co-Borrower, a certificate of the chief financial officer or president of each Co-Borrower, stating that each Co-Borrower has performed and observed each and every covenant contained in this Agreement to be performed by it and that no event has occurred and no condition then exists which constitutes an event of default hereunder or would constitute such an event of default upon the lapse of time or upon the giving of notice and the lapse of time specified herein; or, if any such event has occurred or any such condition exists, specifying the nature thereof.

(e) AUDIT REPORTS. Promptly after the receipt thereof by each Co-Borrower, copies of any detailed audit reports submitted to each Co-Borrower by independent accountants in connection with each annual or interim work on the accounts of such Co-Borrower made by such accountants.

(f) ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE AGINGS. Upon initial usage of Asset Based Line, and for as long as borrowings exist under the Asset Based Line, within 20 days from each month-end, deliver to Lender a detailed accounts receivable aging reconciled to the general ledger of each Co-Borrower, a detailed accounts payable aging reconciled to each Co-Borrower's general ledger and setting forth the amount of any book overdraft or the amount of checks issued but not sent and an inventory certification outlining both inventory composition and activity for the month. All the foregoing will be in a form and with such detail as Lender may request from time to time.

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(g)      BORROWING BASE CERTIFICATE. Deliver to Lender, on a monthly basis within thirty (30) days of each month end, a Borrowing Base Certificate.

(h) LIST OF CUSTOMERS. As requested by the Lender, each Co-Borrower will provide Lender with an alphabetized list of customers including addresses.

(i) OTHER INFORMATION. Such other information relating to the affairs of each Co-Borrower as the Lender reasonably may request from time to time.

4.06 ADJUSTED QUICK RATIO. Maintain on a monthly basis a minimum adjusted quick ratio defined as (unrestricted cash plus net accounts receivable less deferred revenue, divided by current liabilities and all Lender debt, including outstanding standby letters of credit and credit card sublimits) of at least 1.0:1.0.

4.07 DEBT TO NET WORTH. Maintain on a monthly basis a ratio of total liabilities to Net Worth of not greater than 1.3:1.0.

4.08 ERISA. Cause all defined benefit pension plans, as defined in ERISA, of each Co-Borrower to, at all times, meet the minimum funding standards of Section 302 of ERISA, and ensure that no Reportable Event or Prohibited Transaction, as defined in ERISA, will occur with respect to any such plan.

4.09 LAWS. At all times comply with, or cause to be complied with, all laws, statues, rules, regulations, orders and directions of any governmental authority having jurisdiction over each Co-Borrower or each Co-Borrower's business.

4.10 USE OF PROCEEDS. Use the proceeds of the Loans only for the purposes specified in Section 1 herein.

4.11 GAAP. Compliance with all financial covenants shall be calculated based on generally accepted accounting principles applied on a basis consistently maintained by Borrower.

4.12 OPERATING ACCOUNTS. Maintain all primary accounts and lending relationship with the Lender. Maintain, or cause to be maintained, on deposit with Lender, non-interest bearing demand deposit balances sufficient to compensate Lender for all services provided by Lender. Balances shall be calculated after reduction for the reserve requirement of the Federal Reserve Board and uncollected funds. Any deficiencies shall be charged directly to the Borrower on a monthly basis.

4.13 NOTICES. Promptly notify Lender in writing of (i) the occurrence of any Event of Default hereunder or any event which upon notice and lapse of time would be an Event of Default; (ii) all litigation affecting any Co-Borrower where the amount is $100,000 or more; (iii) any substantial dispute which may exist between any Co-Borrower and any governmental regulatory body or law enforcement authority; (iv)any change in any Co-Borrower's name or principal place of business; or (v) any other matter which has resulted or might result in a material adverse change in any Co-Borrower's financial condition or operations.

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4.14     AUDITS. Permit representatives of Lender to conduct audits of each
Co-Borrower's books and records relating to the Accounts and other Collateral and make extracts therefrom, with results satisfactory to Lender, provided that Lender shall use its best efforts to not interfere with the conduct of each Co-Borrower's business, and to the extent possible to arrange for verification of the Accounts directly with the account debtors obligated thereon or otherwise, all under reasonable procedures acceptable to Lender and at Borrower's sole expense; provided further that, prior to an Event of Default, Borrower shall not be responsible for the expense of more than two (2) such audits, in any fiscal year. Notwithstanding any of the provisions contained in
Section 1.01 (a) hereof, each Co-Borrower hereby acknowledges and agrees that upon completion of any such audit Lender shall have the right to adjust the Borrowing Base percentage, in its sole and reasonable discretion, based on its review of the results of such collateral audits.

4.15 COVENANTS RELATING TO COLLATERAL. In addition to any covenants in any Loan Document relating to any Collateral each Co-Borrower agrees:

(a) To execute and deliver to Lender such assignments, including Lender's standard forms of specific or general assignment covering individual Accounts, notices, financing statements, and other documents and papers as Lender may require in order to affirm, effectuate or further assure the assignment to Lender of the Collateral or to give any third party, including the account debtors obligated on the Accounts, notice of Lender's interest in the Collateral.

(b)      Until Lender exercises its rights to collect the Accounts pursuant to
Section 4.15(e), Borrower will collect with diligence all of Borrower's Accounts. Any collection of Accounts by Borrower, whether in the form of cash, checks, notes, or other instruments for the payment of money (properly endorsed or assigned where required to enable Lender to collect same), shall be in trust for Lender, and Borrower shall keep all such collections separate and apart from all other funds and property so as to be capable of identification as the property of Lender and deliver said collections, together with the proceeds of all cash sales, daily to Lender in the identical form received. The proceeds of such collections when received by Lender may be applied by Lender directly to the payment of Borrower's Loan Account or any other obligation secured hereby. Any credit given by Lender upon receipt of said proceeds shall be conditional credit subject to collection. Returned items at Lender's option may be charged to Borrower's general account. All collections of the Accounts shall be set forth on an itemized schedule, showing the name of the account debtor, the amount of each payment and such other information as Lender may request.

(c) That until Lender exercises its rights to collect the Accounts pursuant to Section 4.15(e), each Co-Borrower may continue its present policies with respect to returned merchandise and adjustments. However, each Co-Borrower shall, within 90 days of the end of each month notify Lender of all cases involving returns, repossessions, and loss or damage of or to merchandise represented by the Accounts and of any credits, adjustments or disputes arising in connection with the goods or services represented by the Accounts and, in any of such events, Borrower will immediately pay to Lender from its own funds (and

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not from the proceeds of Accounts or Inventory) for application to Borrower's
Loan Account or any other obligation secured hereby the amount of any credit for such returned or repossessed merchandise and adjustments made to any of the Accounts. Until payment is made as provided herein or until release by Lender from its security interest, all merchandise returned to or repossessed by Borrower shall be set aside and identified as the property of Lender and Lender shall be entitled to enter upon any premises where such merchandise is located and take immediate possession thereof and remove same.

(d) To promptly notify Lender of any attachment or other legal process levied against any of the Collateral and any information received by each Co-Borrower relative to the Collateral, including the Accounts, the account debtors or other persons obligated in connection therewith, which may in any way affect the value of the Collateral or the rights and remedies of Lender in respect thereto.

(e) In the Event of Default, that Lender may at any time, without prior notice to Borrower, collect the Accounts and may give notice of assignment to any and all account debtors, and Borrower does hereby make, constitute and appoint Lender its irrevocable, true and lawful attorney with power to receive, open and dispose of all mail addressed to Borrower, to endorse the name of Borrower upon any checks or other evidences of payment that may come into the possession of Lender upon the Accounts; to endorse the name of the undersigned upon any document or instrument relating to the Collateral; in its name or otherwise, to demand, sue for, collect and give acquittances for any and all moneys due or to become due upon the Accounts; to compromise, prosecute or defend any action, claim or proceeding with respect thereto; and to do any and all things necessary and proper to carry out the purpose herein contemplated.

(f) To do all acts necessary to maintain, preserve, and protect the Inventory, keep all Inventory in good condition and repair and not to cause any waste or unusual or unreasonable depreciation thereof.

(g) In the event any unpaid balance of Borrower's Loan Account shall exceed the maximum amount of outstanding Loans to which the Borrower is entitled under
Section 1 hereof, Borrower shall immediately pay to Lender for credit to Borrower's Loan Account the amount of such excess.

5.       NEGATIVE COVENANTS OF BORROWER

Each Co-Borrower agrees that so long as it is indebted to Lender, or so long as Lender has any obligation to extend credit to Borrower, it will not, without Lender's written consent:

5.01 TYPE OF BUSINESS; MANAGEMENT; CHANGE IN CONTROL. Make any substantial change in the character of its business; make any change in its executive management; or permit the current shareholders to decrease their ownership in such Co-Borrower.

5.02 OUTSIDE INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness for borrowed moneys secured by the assets or stock of each Co-Borrower other than Loans from the Lender except obligations listed on
Schedule 5.02, the financial statement dated June 30, 2000, or sell or transfer, either with or without recourse, any accounts or notes receivable or any moneys due or to become due.

5.03 LIENS AND ENCUMBRANCES. Except for equipment leases assumed in the ordinary course of business up to $300,000, create, incur, permit to exist, or assume any mortgage, pledge, encumbrance, lien or charge of any kind upon any asset now owned or hereafter acquired by it, other than liens for taxes not delinquent and liens in Lender's favor and other than liens agreed to in writing by Lender.

5.04 LOANS, INVESTMENTS, SECONDARY LIABILITIES. Make any loans or advances to any person or other entity other than in the ordinary and normal course of its business as now conducted or make any investment in the securities of any person or other entity other than the United States Government; or guarantee or otherwise become liable upon the obligation of any person or other entity, except by endorsement of negotiable instruments for deposit or collection in the ordinary and normal course of its business.

5.05 ACQUISITION OR SALE OF BUSINESS; MERGER OR CONSOLIDATION. Liquidate, dissolve, merge or consolidate, or commence any proceedings thereof.


6.       EVENTS OF DEFAULT

The occurrence of any of the following events of default ("Events of Default") shall, at Lender's option, terminate Lender's commitment to lend and make all sums of principal and interest then remaining unpaid on all Borrower's indebtedness to Lender immediately due and payable, all without demand, presentment or notice, all of which are hereby expressly waived:

6.01 FAILURE TO PAY. Failure to pay any installment of principal or of interest on any indebtedness of Borrower to Lender within, ten (10) days of its due date.

6.02 BREACH OF COVENANT. Failure of any Co-Borrower to perform any other term or condition of this Agreement or any Loan Document binding upon Borrower.

6.03 BREACH OF WARRANTY. Any Co-Borrower's representations or warranties made herein or any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be false or misleading in any respect.

6.04 INSOLVENCY; RECEIVER OR TRUSTEE. Any Co-Borrower shall become insolvent; or admit its inability to pay its debts as they mature; or make an assignment for the benefit of creditors; or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business.

6.05 JUDGMENTS, ATTACHMENTS. Any money judgment in excess of $100,000, writ or warrant of attachment, or similar process shall be entered or filed against any Co-Borrower or any of its assets and shall remain unvacated, unbonded or unstayed for a period of ten (10) days or in any event later than five (5) days prior to the date of any proposed sale thereunder.

6.06 BANKRUPTCY. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any Bankruptcy law or any law for the relief of debtors shall be instituted by or against any Co-Borrower and, if instituted against it, shall not be dismissed within thirty (30) days thereafter.

6.07 ADVANCES. Notwithstanding anything to the contrary contained herein, Lender shall have no duty to make advances while any event of default exists notwithstanding any cure period provided for herein.


7.       MISCELLANEOUS PROVISIONS

7.01 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of Lender or any holder of notes issued hereunder, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement or any note(s) issued in connection with a Loan that Lender may make hereunder, are cumulative to, and not exclusive of, any rights or remedies otherwise available.

7.02 COUNTERPARTS; ENTIRE AGREEMENT. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement, and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and amends and restates in full any prior agreements, written or oral, with respect thereto.

7.03 ATTORNEY'S FEES. Borrower will pay promptly to Lender without demand after notice, with interest thereon from the date of expenditure at the rate applicable to the Loan, reasonable attorneys' fees and all costs and expenses paid or incurred by Lender in collecting or compromising the Loan after the occurrence of an Event of Default, whether or not suit is filed. If suit is brought to enforce any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and court costs in addition to any other remedy or recovery awarded by the court.

7.04 ADDITIONAL REMEDIES. The rights, powers and remedies given to Lender hereunder shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Lender by law against Borrower or any other person, including but not limited to Lender's rights of setoff or Lender's lien.

7.05 INUREMENT. The benefits of this Agreement shall inure to the successors and assigns of Lender and the permitted successors and assigns of Borrower.

7.06 APPLICABLE LAW. This Agreement and all other agreements and instruments required by Lender in connection therewith shall be governed by and construed according to the laws of the state of California, to the jurisdiction of whose courts the parties hereby agree to submit.

7.07 OFFSET. In addition to and not in limitation of all rights of offset that Lender or other holder of the Loan may have under applicable law, Lender or other holder of any note issued hereunder shall, upon the occurrence of any Event of Default or any event which with the passage of time or notice would constitute such an Event of Default, have the right to appropriate and apply to the payment of the Loan any and all balances, credits, deposits, accounts or monies of Borrower then or thereafter with Lender or other holder, within ten
(10) days after the Event of Default, and notice of the occurrence of any Event of Default by Lender to Borrower.

7.08 SEVERABILITY. Should any one or more provisions of the Agreement be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective.

7.09 TIME OF THE ESSENCE. Time is hereby declared to be of the essence of this Agreement and of every part hereof.

7.10 ACCOUNTING. All accounting terms shall have the meanings applied under generally accepted accounting principles unless otherwise specified.

7.11 REFERENCES TO BORROWER. Any and all obligations, representations and covenants of Borrower in this Agreement and the Loan Documents shall be deemed to be joint and several obligations, representations and covenants of each Co-Borrower.

7.12     REFERENCE PROVISION.

(a) Other than (i) nonjudicial foreclosure and all matters in connection therewith regarding security interests in real or personal property; or (ii) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this Credit Agreement, any security agreement executed by Borrower in favor of Lender or any notes executed by Borrower in favor of Lender or any other agreement or instrument issued in favor of Lender by Borrower (collectively in this Section, the "Agreement") which controversy, dispute or claim is not settled in writing within thirty (30) days after the "CLAIM DATE" (defined as the date on which a party subject to this Agreement gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 838 ET SEQ. of the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court in the County of Los Angeles (the "Court"). The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his representative). The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP ss.110.6. The referee shall (a) be requested to set the matter for hearing within sixty (80) days after the date of selection of the referee and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP ss.64.4 in any court in the state of California having jurisdiction. Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery permitted by this Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

(b) Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

(c) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the state of California. The rules of evidence applicable to proceedings at law in the state of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the a claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

(d) In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described wilt be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, ss.1280 through ss.1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

7.13 This Agreement may be modified only by a writing signed by all parties hereto.

This Agreement is executed on behalf of the parties by duly authorized officers as of the date first above written.



LENDER                                   BORROWER

GRAND PACIFIC FINANCING CORP.,           FULL MOON INTERACTIVE, INC.,
A CALIFORNIA CORPORATION                 A DELAWARE CORPORATION

By:______________________________        By:____________________________________

Its:_____________________________        Its:___________________________________


                                         FULL MOON INTERACTIVE GROUP, INC.,
                                         A CALIFORNIA CORPORATION

                                         By:____________________________________

                                         Its:___________________________________


                                         DEVRIES DATA SYSTEM, INC.,
                                         A DELAWARE CORPORATION

                                         By:____________________________________

                                         Its:___________________________________


                                         IMAGE NETWORK, INC.,
                                         A CALIFORNIA CORPORATION

                                         By:____________________________________

                                         Its:___________________________________





                                         ORRELL COMMUNICATIONS, INC.,
                                         A CALIFORNIA CORPORATION

                                         By:____________________________________

                                         Its:___________________________________

                                    Exhibit A

                                 Promissory Note

                                       17